   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1999
                                                      REGISTRATION NO. 333-93069
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                UTSTARCOM, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                              3661                             52-1782500
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)            Identification Number)

                       1275 HARBOR BAY PARKWAY, SUITE 100
                               ALAMEDA, CA 94502
                                 (510) 864-8800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   HONG L. LU
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                UTSTARCOM, INC.
                       1275 HARBOR BAY PARKWAY, SUITE 100
                               ALAMEDA, CA 94502
                                 (510) 864-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

              STEVEN E. BOCHNER, ESQ.                               ALAN F. DENENBERG, ESQ.
               STEVEN L. BERSON, ESQ.                                 Shearman & Sterling
               CARMEN C. CHANG, ESQ.                                  1550 El Camino Real
          Wilson Sonsini Goodrich & Rosati                         Menlo Park, CA 94025-4100
              Professional Corporation                                   (650) 330-2200
                 650 Page Mill Road
              Palo Alto, CA 94304-1050
                   (650) 493-9300

                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for same offering. / / __________

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    The purpose of this Amendment No. 1 is solely to file exhibits to the Registration Statement as set forth below as in Item 16 of Part II.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ---------
Securities and Exchange Commission registration fee.........   $33,000
NASD filing fee.............................................    13,000
Nasdaq National Market listing fee..........................
Printing and engraving expenses.............................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Blue sky fees and expenses..................................    10,000
Transfer agent and registrar fees...........................
Director and officer insurance premiums.....................
Miscellaneous expenses......................................
                                                               -------
Total.......................................................
                                                               =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law, we can indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative other than action by us or on our behalf, by reason of the fact that such person is or was one of our officers or directors, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. Under Delaware law, we may also indemnify officers and directors in an action by us or on our behalf under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

    Our certificate of incorporation contains a provision to limit the personal liability of our directors for violations of their fiduciary duty. This provision eliminates each director's liability to us or our stockholders for monetary damages to the fullest extent permitted by Delaware law. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    Our bylaws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law.

    We have entered, or concurrently with this offering, will enter, into indemnification agreements with our directors and officers, a form of which is attached as Exhibit 10.1 and incorporated by reference to this registration statement. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance. We intend to obtain directors' and officers' liability insurance, which will insure against liabilities that our directors or officers may incur in such capacities.

    The purchase agreement, a form of which is attached as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Since December 1996, we have issued and sold the following securities which were not registered under the Securities Act:

        (i) Between October 1995 and December 1996, we issued and sold 14,492,752 shares of our Series B preferred stock to one investor for an aggregate purchase price of $29,999,996.64.

        (ii) Between December 1996 and January 1997, we issued and sold 13,589,056 shares of our Series C preferred stock to six investors for an aggregate purchase price of $46,746,352.64.

       (iii) In October 1997, we issued and sold 8,032,128 shares of our Series D preferred stock to two investors for an aggregate purchase price of $49,999,996.80.

        (iv) In October 1997, we issued 13,686,000 shares of our common stock to an entity in connection with our acquisition of Talent Group
    (International), Limited.

        (v) In October 1997, we issued and sold 581,824 shares of common stock to an entity for an aggregate purchase price of $200,002 upon the entity's exercise of warrants.

        (vi) Between October 1997 and March 1998, we issued an aggregate of 30,269,318 shares of our Series E preferred stock in a one-to-one exchange of our common stock held by participating stockholders.

       (vii) In February 1998, we issued a warrant to purchase 32,000 shares of our common stock at an exercise price of $2.50 per share to one investor.

      (viii) In September 1999, we issued a warrant to purchase 500,000 shares of our common stock at an exercise price of $6.25 per share to one investor.

        (ix) Between November 1999 and December 1999, we issued and sold an aggregate of 6,152,106 shares of our Series F preferred stock to three investors for an aggregate purchase price of $50,000,011.

        (x) In December 1999, we issued an aggregate of 4,523,700 shares of our Series G preferred stock in connection with the acquisition of our subsidiary, Wacos, Inc., through a merger.

    The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensations as provided under Rule 701. The recipients of securities in each such transaction represented to us their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

      EXHIBITS
---------------------
      1.1*              Form of U.S. Purchase Agreement.

      1.2*              Form of International Purchase Agreement.

      2.1**             Distribution Agreement dated July 30, 1999 between
                        UTStarcom, Inc. and DirecTouch Communications Limited.

      2.2**             Agreement and Plan of Merger dated December 14, 1999 between
                        UTStarcom, Inc. and Wacos, Inc.

      3.1**             Twelfth Amended and Restated Certificate of Incorporation of
                        UTStarcom, Inc., as currently in effect.

      3.2**             Form of Thirteenth Amended and Restated Certificate of
                        Incorporation of UTStarcom, Inc. to be filed following the closing of the offering pursuant to this registration statement.

      3.3**             Bylaws of UTStarcom, Inc. as currently in effect.

      3.4**             Form of Amended and Restated Bylaws of UTStarcom, Inc. to be
                        in effect immediately following the closing of the offering pursuant to this registration statement.

      4.1*              Specimen Common Stock Certificate.

      4.2** Third Amended and Restated Registration Rights Agreement dated December 14, 1999.

      5.1*              Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation.

     10.1**             Form of Indemnification Agreement.

     10.2** 1992 Omnibus Equity Incentive Plan and form of related agreement.

     10.3**             1995 Stock Plan and forms of related agreements.

     10.4** 1997 Stock Plan, as amended, and forms of related agreements.

     10.5** 2000 Employee Stock Purchase Plan and forms of related agreements.

     10.6**             Common Stock Purchase Warrant dated February 5, 1998 between
                        UTStarcom, Inc. and Lintech Limited.

     10.7**             Common Stock Purchase Warrant dated September 20, 1999
                        between UTStarcom, Inc. and Talent Group International, Ltd.

     10.8**             Employment and Non-Competition Agreement dated October 6,
                        1995 between UTStarcom, Inc. and Hong Lu.

     10.9**             Employment and Non-Competition Agreement dated October 6,
                        1995 between UTStarcom, Inc. and Ying Wu.

     10.10+ Product Manufacture & License Agreement dated May 13, 1997 between UTStarcom, Inc. and Tollgrade Communications, Inc.

     10.11+             Sales Agreement dated February 12, 1999 between UTStarcom
                        (China) Ltd. and BaoDing Telecommunication Bureau, Hebei
                        Province.

     10.12+             Sales Contract dated August 23, 1999 between UTStarcom
                        (China) Ltd. and Xi'an Telecommunication Bureau.

     10.13*+            Technical License and Assistance Agreement dated
                        November 2, 1999 between UTStarcom, Inc. and Mitsubishi
                        Electric Corporation.

      EXHIBITS
---------------------
     10.14+             Technical Assistance Agreement dated October 1, 1999 between
                        Matsushita Communication Industrial Co. Ltd. and UTStarcom,
                        Inc.

     10.15*+            Joint Product Development and Marketing Memorandum and
                        Understanding dated September 2, 1999 between UTStarcom,
                        Inc. and Matsushita Communication Industrial Co., Ltd.

     10.16+             Joint Patent Filing Agreement dated December 1, 1998 between
                        UTStarcom, Inc. and Matsushita Communication Industrial Co.,
                        Ltd.

     10.17**            Loan Agreement dated June 15, 1998 between UTStarcom, Inc.
                        and SOFTBANK Corp.

     10.18(a)+          Loan Agreement dated March 9, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(b)+          Loan Agreement dated June 7, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(c)+          Loan Agreement dated June 29, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(d)+          Loan Agreement dated July 7, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(e)+          Loan Agreement dated July 14, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(f)+          Loan Agreement dated July 21, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(g)+          Loan Agreement dated August 5, 1999 between Bank of China
                        and UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(h)+          Loan Agreement dated August 17, 1999 between Bank of China and UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(i)+          Loan Agreement dated September 2, 1999 between Bank of China and UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(j)+          Loan Agreement dated September 17, 1999 between Bank of
                        China and UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.19+             Joint Venture Agreement dated July 31, 1997 between
                        UTStarcom, Inc. and Zhejiang Telecommunication Equipment
                        Factory.

     10.20+             Joint Venture Agreement dated December 8, 1995 between
                        UTStarcom, Inc. and Chinese Guangdong Nanfeng
                        Telecommunication Group Co. Ltd.

     10.21+             Joint Venture Agreement dated September 12, 1997 between
                        UTStarcom, Inc. and Zhejiang Nantian Post and
                        Telecommunication Development Group Co. Ltd.

     10.22              Lease dated December 23, 1997 between UTStarcom, Inc. and
                        Tech Center Partners.

     10.23              Lease Agreement dated April 1995, as amended, between
                        UTStarcom, Inc. and Metro Park Associates.

     10.24              Lease Agreements dated December 31, 1997 and May 14, 1998
                        between Guangdong UTStarcom Telecom Co., Ltd. and Guangdong
                        Southern Telecom Group Huizhou Company.

     10.25              Lease Contract dated December 15, 1996 between UTStarcom
                        (Hangzhou) Telecommunications Co., Ltd. and Yile Village,
                        Gudang Township.

      EXHIBITS
---------------------
     21.1**             List of Subsidiaries of UTStarcom, Inc. (see Note 1 to Notes
                        to Consolidated Financial Statements).

     23.1               Consent of PricewaterhouseCoopers LLP.

     23.2               Consent of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation (included in Exhibit 5.1)

     24.1**             Power of Attorney (see page II-6).

     27.1**             Financial Data Schedule.

------------------------

*   To be filed by amendment.

**  Previously filed.

+ Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, UTStarcom, Inc. has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Alameda, State of California, on the 23rd day of December, 1999.

                                                       UTSTARCOM, INC.

                                                       By:              /s/ MICHAEL SOPHIE
                                                            -----------------------------------------
                                                                          Michael Sophie
                                                              CHIEF FINANCIAL OFFICER AND ASSISTANT
                                                                            SECRETARY

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
                    *
    ---------------------------------       Chairman of the Board of Directors    December 23, 1999
              Masayoshi Son

                    *                       President, Chief Executive Officer
    ---------------------------------         and Director (Principal Executive   December 23, 1999
              Hong Liang Lu                   Officer)

            /s/ MICHAEL SOPHIE              Chief Financial Officer and
    ---------------------------------         Assistant Secretary (Principal      December 23, 1999
              Michael Sophie                  Financial and Accounting Officer)

                    *
    ---------------------------------       Director                              December 23, 1999
                 Ying Wu

                    *
    ---------------------------------       Director                              December 23, 1999
               Charles Xue

                    *
    ---------------------------------       Director                              December 23, 1999
             Yoshitaka Kitao

                    *
    ---------------------------------       Director                              December 23, 1999
              Chauncey Shey

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
                    *
    ---------------------------------       Director                              December 23, 1999
                Thomas Toy

*By:                   /s/ MICHAEL SOPHIE
             --------------------------------------
                         Michael Sophie
                        ATTTORNEY-IN-FACT

                                 EXHIBIT INDEX

      EXHIBITS
---------------------
      1.1*              Form of U.S. Purchase Agreement.

      1.2*              Form of International Purchase Agreement.

      2.1**             Distribution Agreement dated July 30, 1999 between
                        UTStarcom, Inc. and DirecTouch Communications Limited.

      2.2**             Agreement and Plan of Merger dated December 14, 1999 between
                        UTStarcom, Inc. and Wacos, Inc.

      3.1**             Twelfth Amended and Restated Certificate of Incorporation of
                        UTStarcom, Inc., as currently in effect.

      3.2**             Form of Thirteenth Amended and Restated Certificate of
                        Incorporation of UTStarcom, Inc. to be filed following the closing of the offering pursuant to this registration statement.

      3.3**             Bylaws of UTStarcom, Inc. as currently in effect.

      3.4**             Form of Amended and Restated Bylaws of UTStarcom, Inc. to be
                        in effect immediately following the closing of the offering pursuant to this registration statement.

      4.1*              Specimen Common Stock Certificate.

      4.2** Third Amended and Restated Registration Rights Agreement dated December 14, 1999.

      5.1*              Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation.

     10.1**             Form of Indemnification Agreement.

     10.2** 1992 Omnibus Equity Incentive Plan and form of related agreement.

     10.3**             1995 Stock Plan and forms of related agreements.

     10.4** 1997 Stock Plan, as amended, and forms of related agreements.

     10.5** 2000 Employee Stock Purchase Plan and forms of related agreements.

     10.6**             Common Stock Purchase Warrant dated February 5, 1998 between
                        UTStarcom, Inc. and Lintech Limited.

     10.7**             Common Stock Purchase Warrant dated September 20, 1999
                        between UTStarcom, Inc. and Talent Group International, Ltd.

     10.8**             Employment and Non-Competition Agreement dated October 6,
                        1995 between UTStarcom, Inc. and Hong Lu.

     10.9**             Employment and Non-Competition Agreement dated October 6,
                        1995 between UTStarcom, Inc. and Ying Wu.

     10.10+ Product Manufacture & License Agreement dated May 13, 1997 between UTStarcom, Inc. and Tollgrade Communications, Inc.

     10.11+             Sales Agreement dated February 12, 1999 between UTStarcom
                        (China) Ltd. and BaoDing Telecommunication Bureau, Hebei
                        Province.

     10.12+             Sales Contract dated August 23, 1999 between UTStarcom
                        (China) Ltd. and Xi'an Telecommunication Bureau.

     10.13*+            Technical License and Assistance Agreement dated
                        November 2, 1999 between UTStarcom, Inc. and Mitsubishi
                        Electric Corporation.

     10.14+             Technical Assistance Agreement dated October 1, 1999 between
                        Matsushita Communication Industrial Co. Ltd. and UTStarcom,
                        Inc.

     10.15*+            Joint Product Development and Marketing Memorandum and
                        Understanding dated September 2, 1999 between UTStarcom,
                        Inc. and Matsushita Communication Industrial Co., Ltd.

      EXHIBITS
---------------------
     10.16+             Joint Patent Filing Agreement dated December 1, 1998 between
                        UTStarcom, Inc. and Matsushita Communication Industrial Co.,
                        Ltd.

     10.17**            Loan Agreement dated June 15, 1998 between UTStarcom, Inc.
                        and SOFTBANK Corp.

     10.18(a)+          Loan Agreement dated March 9, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(b)+          Loan Agreement dated June 7, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(c)+          Loan Agreement dated June 29, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(d)+          Loan Agreement dated July 7, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(e)+          Loan Agreement dated July 14, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(f)+          Loan Agreement dated July 21, 1999 between Bank of China and
                        UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(g)+          Loan Agreement dated August 5, 1999 between Bank of China
                        and UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(h)+          Loan Agreement dated August 17, 1999 between Bank of China and UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(i)+          Loan Agreement dated September 2, 1999 between Bank of China and UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.18(j)+          Loan Agreement dated September 17, 1999 between Bank of
                        China and UTStarcom Hangzhou Telecommunications Co., Ltd.

     10.19+             Joint Venture Agreement dated July 31, 1997 between
                        UTStarcom, Inc. and Zhejiang Telecommunication Equipment
                        Factory.

     10.20+             Joint Venture Agreement dated December 8, 1995 between
                        UTStarcom, Inc. and Chinese Guangdong Nanfeng
                        Telecommunication Group Co. Ltd.

     10.21+             Joint Venture Agreement dated September 12, 1997 between
                        UTStarcom, Inc. and Zhejiang Nantian Post and
                        Telecommunication Development Group Co. Ltd.

     10.22              Lease dated December 23, 1997 between UTStarcom, Inc. and
                        Tech Center Partners.

     10.23              Lease Agreement dated April 1995, as amended, between
                        UTStarcom, Inc. and Metro Park Associates.

     10.24              Lease Agreements dated December 31, 1997 and May 14, 1998
                        between Guangdong UTStarcom Telecom Co., Ltd. and Guangdong
                        Southern Telecom Group Huizhou Company.

     10.25              Lease Contract dated December 15, 1996 between UTStarcom
                        (Hangzhou) Telecommunications Co., Ltd. and Yile Village,
                        Gudang Township.

     21.1**             List of Subsidiaries of UTStarcom, Inc. (see Note 1 to Notes
                        to Consolidated Financial Statements).

     23.1               Consent of PricewaterhouseCoopers LLP.

      EXHIBITS
---------------------
     23.2               Consent of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation (included in Exhibit 5.1)

     24.1**             Power of Attorney (see page II-6).

     27.1**             Financial Data Schedule.

------------------------

*   To be filed by amendment.

**  Previously filed.

+ Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted from this exhibit and filed separately with the Commission.